CONTRACT DATA

INSURED'S SEX AND ISSUE AGE M-35
RATING CLASS STANDARD


    INSURED   JOHN DOE                            XX XXX XXX    CONTRACT NUMBER
                                                JULY 1, 1985    CONTRACT DATE
FACE AMOUNT   $100,000--


     AGENCY   R-NK 1



BENEFICIARY   CLASS 1 MARY DOE, WIFE
              CLASS 2 ROBERT DOE, SON







                              SCHEDULE OF PREMIUMS

                       INITIAL PREMIUM IS    $XXX,XXX.XX

                            *****END OF SCHEDULE*****


                                 INTEREST RATES

FOR THE PORTION OF THE CONTRACT FUND IN THE FIXED ACCOUNT: SEE GUARANTEED INTEREST AND EXCESS INTEREST ON PAGES 10 AND 11.

FOR THE PORTION OF THE CONTRACT FUND EQUAL TO ANY CONTRACT LOAN: SEE INTEREST CREDIT ON PAGE 10.


                                SURRENDER CHARGES

FOR SURRENDER CHARGES MADE ON WITHDRAWAL: SEE SURRENDER CHARGE ON PAGE 11.



                                *****NOTICE*****

              THIS IS A LEGAL CONTRACT BETWEEN YOU AND PRUCO LIFE.
                          READ YOUR CONTRACT CAREFULLY.


                      CONTRACT DATA CONTINUED ON NEXT PAGE

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